Consulting agreement

July 27, 2004

This Agreement ("Agreement") is made by and between Geocom Resources Inc. ("Geocom"), a Nevada corporation located at 114 West Magnolia Street, Suite 413, Bellingham, WA, 98225, and ARUBA CAPITAL INC. an independent contractor ("AC"), with an address at 464 Somerset St., North Vancouver, BC V7N 1G3

WHEREAS Geocom wishes to retain the services of AC on the terms and conditions contained herein, and AC agrees to provide the services as set forth herein;

THIS AGREEMENT WITNESSETH that in consideration of the premises and mutual covenants and agreements hereinafter contained, and for other good and valuable consideration (the receipt and sufficiency of which is hereby acknowledged by the parties hereto), it is agreed by and between the parties hereto as follows:

1.Term

The services of AC to Geocom shall commence on August 1st, 2004 and continue for a term of 1 year, unless earlier terminated as provided by paragraph 4 herein. The term of this agreement may be extended by mutual agreement.

2. Duties and Responsibilities

AC shall provide financial advice, market information, and brokerage access (collectively the "Activities") to Geocom. These Activities may be amended from time to time in the sole discretion of Geocom, subject to formal notification of same being provided to the Consultant.

3. Compensation and Benefits

In consideration of the services to be provided by AC hereunder, Geocom agrees to pay CM a percentage fee, as negotiated between Geocom and CM, on any financing raised for Geocom directly through the efforts of CM during or after the Term of this Agreement. Geocom also agrees to grant AC 25,000 stock options, at a price determined in the sole discretion of the directors of Geocom, for which the vesting and exercise rights will be as determined by the directors of Geocom at the time of grant and all other terms and conditions will be as set forth in the Geocom's Stock Option Plan. Geocom's Stock Option Plan Administrator shall grant and administer the stock options, and AC agrees to abide by the rules of the Stock Option Plan, receipt of which is herein acknowledged. AC also acknowledges receipt and agreement with Geocom's Insider Trading Policy Rules, a copy of which are hereby provided.

4.Termination of Employment

Either Geocom or AC may terminate this Agreement without notice for cause. Otherwise, either Geocom or AC may terminate this Agreement with thirty days notice to the other party.

5. Confidentiality

AC agrees that nonpublic information relating to Geocom is the property of Geocom and the unauthorized disclosure of such information is strictly forbidden. Further, AC agrees that many of Geocom's Activities are confidential and sensitive in nature, and that disclosure of such Activities could be damaging to Geocom. Accordingly, AC agrees to maintain the confidentiality of Geocom's Activities unless such disclosure is made to a legitimate governmental or other authority and is required by law. AC shall notify Geocom of any such lawful demand for disclosure, and allow Geocom to respond to or otherwise mitigate any consequences arising from the demand. Unless otherwise agreed by Geocom, AC shall maintain the confidentiality of Geocom's Activities, including but not restricted to all data, studies, records, maps, electronic or intellectual information, and results of AC's Activities in respect of this Agreement affecting Geocom. Following termination of this Agreement, Contractor agrees to maintain confidentiality of all Geocom information for a period of two (2) years.

6. Notice

Any notice required to be given hereunder shall be deemed to have been properly given if delivered personally or sent by pre-paid registered mail as follows:

A. To: Aruba Capital Inc.:	464 Somerset Street North Vancouver, BC V7N 1G3
B. To: Geocom Resources Inc.:	114 West Magnolia Street Suite 413 Bellingham, WA USA 98225

and if sent by registered mail shall be deemed to have been received on the 4th business day of uninterrupted postal service following the date of mailing. Either party may change its address for notice at any time, by giving notice to the other party pursuant to the provisions of this agreement.

IN WITNESS WHEREOF the parties hereto have caused this agreement to be executed as of the 1st day of August 2004.

/s/ signed

___________________________________________
GEOCOM RESOURCES INC.

/s/ signed

___________________________________________
ARUBA CAPITAL INC.